Exhibit 99.1

GRANITE FALLS ENERGY, LLC
15045 HIGHWAY 23 SE • P.O. BOX 216 • GRANITE FALLS, MN • 56241-0216
PHONE: 320/564-3100 • FAX: 320/564-3190

October 19, 2007
Granite Falls Energy Members:
On October 19, 2007, the Board of Governors of Granite Falls Energy, LLC (the “Company”) announced its intention to make a cash distribution of $200.00 per membership unit for a total distribution of $6,231,200 to its unit holders of record as of October 1, 2007, pending bank approval. The Company intends to have the payments made to members by November 30, 2007.
Please call the GFE office at 320-564-3100 with any questions.